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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [X]   Soliciting Material Under Rule 14a-12


                          NORTHFIELD LABORATORIES INC.

                (Name of Registrant as Specified in its Charter)

                                C. ROBERT COATES
                                ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)     Title of each class of securities to which transaction applies:
     2)     Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)     Proposed maximum aggregate value of transaction:
     5)     Total fee
            paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:
     2)     Form, Schedule or Registration Statement No.:
     3)     Filing Party: C. Robert Coates
     4)     Date Filed: August 07, 2002


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How to Make Your Vote Count in the Northfield Labs Election

This year you will receive proxy statements and ballot cards from Northfield Labs and from C. Robert Coates and Bert Williams. Northfield's directors could easily have invited Coates and Williams to join the board, but instead they chose to wage an expensive proxy contest. Northfield's directors will be spending your money and that of the other shareholders' to hold onto their absolute power, so they really have nothing to lose.

On the other hand, C. Robert Coates will personally pay all of the costs of the Coates and Williams campaign. Like you, he has everything to lose. He owns 644,200 shares purchased at an average price of $14.95. He has held his shares for an average of 3.5 years. He wants to see PolyHeme succeed and the share price back at $20 or more.

The proxy rules can seem complicated.  But the key point is that:

ONLY THE LAST PROXY THAT YOU MAIL IN WILL BE COUNTED!

Here are several other points about making your vote for Coates and Williams count:

- If you mail the Coates/Williams proxy card first and then send a Northfield proxy card withholding votes for directors, your Coates/Williams vote will not be counted.

- If you mail the Coates/Williams proxy, then vote for several directors on the Northfield ballot (card), your Coates/Williams vote will not be counted.

So if you want to cast your votes for two truly independent directors who will represent your interests, MAKE SURE THAT THE COATES/WILLIAMS PROXY CARD IS THE LAST ONE YOU FILL OUT AND MAIL.

If you are a shareholder and have any comments, suggestions or questions, please call Simon Goldberg of The Robert Coates Group at 1-800-295-0841, extension 240 or e-mail us at sgoldberg@rcoates.com.